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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report: April 30, 2007


                             SUN RIVER ENERGY, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


              Colorado                0-29670               84-1491159
-------------------------------    -------------   --------------------------
(State or other jurisdiction of  (Commission File  (IRS Employer Identification
         incorporation)               Number)                  Number)


             10200 W. 44th Ave, Suite 200 E., Wheat Ridge, CO 80033
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (303)-940-2090
                                 --------------
               Registrant's telephone number, including area code

                              Dynadapt System, Inc.
                              ---------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[    ]  Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))


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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sales of Equity Securities.

     On April 30, 2007 (the "Issue Date"), in a private placement transaction, exempt from registration under the Securities Act of 1933, as amended (the "1933 Act") pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder, Sun River Energy, Inc. (the "Company") issued to LPC Investment, Inc. ("LPC Investment") a total of 2,200,000 shares of its restricted common stock. The shares had a purchase price of $0.50 per share, for a total purchase price of $1,100,000, which was paid for in cash. The 2,200,000 shares of the Company's common stock were paid for in full on the Issue Date.

     After the purchase of the 2,200,000 shares of the Company's common stock, LPC Investment on the Issue Date holds 14.92% of the Company's issued and outstanding common stock. Prior to the Issue Date, LPC Investment did not have a voting interest in the Company. After the Issue Date, LPC Investment , on a fully diluted basis, has approximately 14.92% of the voting interest in the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                            SUN RIVER ENERGY, INC.

                                            By:    /s/ Wesley Whiting
                                            -------------------------
                                                       Wesley Whiting, President


                                            Date:  May 3, 2007